UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Allstate Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

THE ALLSTATE CORPORATION C/O EQ SHAREOWNER SERVICES P.O. BOX 64874 ST. PAUL, MN 55164-0945	Your Vote Counts! THE ALLSTATE CORPORATION 2022 Annual Meeting Vote by May 23, 2022 11:59 PM ET. For shares held in the Allstate 401(k) Savings Plan, vote by May 19, 2022 11:59 PM ET.

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You invested in THE ALLSTATE CORPORATION and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 24, 2022.

Get informed before you vote
View The Allstate Corporation Notice of 2022 Annual Meeting, Proxy Statement and 2021 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 10, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 24, 2022 11:00 a.m., CDT
Virtually at: www.virtualshareholdermeeting.com/ALL2022

*	Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming stockholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Board
Voting Items		Recommends
1.	Election of Directors
Nominees:
1a.	Donald E. Brown	For
1b.	Kermit R. Crawford	For
1c.	Richard T. Hume	For
1d.	Margaret M. Keane	For
1e.	Siddharth N. Mehta	For
1f.	Jacques P. Perold	For
1g.	Andrea Redmond	For
1h.	Gregg M. Sherrill	For
1i.	Judith A. Sprieser	For
1j.	Perry M. Traquina	For
1k.	Thomas J. Wilson	For
2.	Advisory vote to approve the compensation of the named executives.	For
3.	Ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2022.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D67797-P68325

As an investor in this security, you have the right to vote on important issues.
Make your voice heard now!

Vote Common Shares by:

May 23, 2022

Vote Plan Shares by:

May 19, 2022

Control Number:

0123456789012345

Ways to Vote
Go to ProxyVote.com
Call 1-800-690-6903

This email represents the following share(s):

For those in the Allstate 401(k) Savings Plan, vote by May 19, 2022 11:59 PM ET.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 24, 2022.

This notice has been sent on behalf of The Allstate Corporation. It provides voting instructions and deadlines to vote the shares of Allstate stock you may hold for the proposals listed at Allstate's Annual Meeting to be held on May 24, 2022 at 11:00 a.m. CT. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. To be admitted to the virtual Annual Meeting at http://www.virtualshareholdermeeting.com/ALL2022, you must enter the control number located above.

All votes are confidential and managed by an outside firm to maintain your confidentiality.

Proposals and Board Recommendations: The Board of Directors recommends stockholders vote FOR Proposals 1, 2 and 3:

Proposal 1) Election of 11 directors.

Proposal 2) Advisory vote to approve the compensation of the named executives.

Proposal 3) Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2022.

Vote now on Allstate's Annual Meeting proposals

Vote By:
- May 19, 2022 11:59 PM ET (for those in the Allstate 401(k) Savings Plan)
- May 23, 2022 11:59 PM ET (for all other accounts)

Important Materials: Combined Document

Attend the Virtual Meeting Attend the Meeting

For holders as of March 25, 2022

Why Should I Vote? Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares.

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P.O. Box 1310, Brentwood, NY 11717
ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners.

Email Settings | Terms and Conditions | Privacy Statement

Commencing on or about April 12, 2021, The Allstate Corporation will make the following intranet webpage available to employees:

Headline: Now available: 2022 annual meeting educational materials

FAQ, other documents aim to help employees understand proxy voting process, proposals

What

The annual stockholder meeting gives stockholders – including employees who hold shares through the Allstate 401(k) Savings Plan – an opportunity to voice their opinions on the election of the board of directors and other matters presented for a vote.

Allstate began sending annual meeting materials to stockholders on April 11.

When

The annual stockholder meeting takes place May 24.

Where

The annual meeting will be held in a virtual, audio-only format at the following URL: www.virtualshareholdermeeting.com/ALL2022

How

This FAQ document and this overview of the 2022 annual meeting's proposals can help employees better understand the proxy voting process and proposals. In addition to these materials, the corporation advises that all stockholders read the Notice of 2022 Annual Meeting, Proxy Statement and 2021 Annual Report before voting. Information specific to this year's proposals and the voting process begins on page 7.

For more information

https://www.allstateinvestors.com/

Commencing on or about April 11, 2022, The Allstate Corporation will make the following intranet webpage available to employees:

Frequently Asked Questions

Employee Stockholders’ Guide to Voting on Annual Meeting Proposals

What is proxy voting?

Voting by proxy allows stockholders to voice their opinion on important issues that will be considered at Allstate’s annual stockholder meeting without having to participate in the meeting. Stockholders can vote in advance on the matters to be considered during the meeting.

Why are stockholders’ votes gathered this way?

Voting by proxy is a common practice among publicly traded companies because it allows stockholders to express their opinion without having to participate in the company’s annual meeting. Widely-held companies like Allstate have stockholders around the world; voting by proxy is a more convenient way to vote shares on proposals.

Why do stockholders have a vote?

When someone has an investment interest in Allstate or another company’s stock, they have a financial stake in its success. Our annual stockholder meeting and vote give stockholders an important opportunity to voice their opinion on the election of the board of directors and other governance matters.

Through the annual meeting process, employee stockholders have an opportunity to influence the company’s corporate governance by voting their shares, just as they help to drive Allstate’s success through the work they do every day.

Why is Allstate encouraging me to vote?

Every vote matters, including those of our employee stockholders. All stockholders – including employees – are encouraged to vote.

Why is Allstate providing more information about the annual meeting and vote?

It is important for employee stockholders to understand the issues and add their voices to the dialogue. The proxy vote process and issues up for vote can be confusing, and we don’t want that to discourage employee stockholders from participating. As with any significant decision, it is important to gather the facts and feel comfortable with the process.

To help, Allstate offers an overview of proposals that provides more information about the issues. This resource is meant to help employees feel comfortable with the voting process and issues up for vote.

What issues are up for vote in 2022?

Allstate stockholders will be asked to vote on governance items, including the election of the board of directors. More information is available in the Notice of 2022 Annual Meeting and Proxy Statement.

Please review this information before voting. The items up for vote are:

1. Election of 11 directors

2. Say-on-pay — advisory vote to approve the compensation of the named executives

3. Ratification of auditors — ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2022

How can I vote?

Employees who own shares of Allstate stock will receive a notice that the proxy materials and voting instructions are available. Most of these employee stockholders will begin receiving it by email during the week of April 11, while others will receive the email from their broker. Some employees may receive materials by postal mail if they previously selected this delivery option.

In either case, stockholders may vote by following the instructions in the materials.

How do I set my delivery preferences for proxy materials?

Each year, an Allstate NOW article is published to remind employees that they can opt out of electronic delivery of proxy materials. However, employees can change their election at any time by following the processes set forth in the materials they receive.

Will Allstate leaders or employees know how I vote?

No. Allstate has a confidential voting policy that applies to all votes cast, including employee votes. All votes are confidential and managed by an outside firm to maintain confidentiality, except as necessary to allow the inspector of election to certify the vote result or meet certain legal requirements. The votes are tabulated by an independent outside vendor, and the results are certified by an independent inspector of election. However, if a stockholder provides a comment on his or her ballot, and knowing the vote is important to understand the comment, then the comment and the vote may be disclosed to the corporate secretary.

What happens if I don’t vote?

Stockholders who decide not to vote will miss an opportunity to voice their opinion. However, the decision about whether to vote will not affect their status as an Allstate stockholder. The trustee of the Allstate 401(k) Savings Plan, The Northern Trust Corp., will vote any shares not voted by plan participants. If less than 50 percent of shares held by participants are voted, the trustee would use its sole discretion to vote unvoted shares. If at least 50 percent of the shares held by participants are voted, the trustee would vote all other shares in the same proportion and in the same manner as the shares that have been voted, unless to do so would be inconsistent with the trustee’s duties.

When will the annual meeting take place? Can I attend?

The annual meeting is scheduled to begin at 11 a.m. on Tuesday, May 24, 2022. Similar to last year, the annual meeting will be held in a virtual “audio only” meeting format. You will not be able to attend the meeting physically, although all stockholders are encouraged to participate virtually. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/ALL2022, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice of Internet availability. You may begin to log into the meeting platform beginning at 10:30 a.m.

Participants in the Allstate 401(k) Savings Plan may participate in the meeting, but may not vote the shares credited to their accounts during the meeting. All voting instructions for shares in the Allstate 401(k) Savings Plan must be received by May 19, 2022, so the trustee can tabulate and vote the shares.

Commencing on or about April 11, 2022, The Allstate Corporation will make the following intranet webpage available to employees:

Understanding the 2022 Proposals

Employee Stockholders’ Guide to Voting on Annual Meeting Proposals

Each year, Allstate stockholders are asked to consider and vote on proposals related to important governance matters. Some of the issues can be challenging to understand. The 2022 proposals are listed below, followed by explanations to help you understand the matters up for vote.

The proxy statement and the descriptions below provide the vote recommendation of the Allstate board of directors. These recommendations are based on the board’s view of what is best for stockholders and the corporation. Please review the proxy statement and annual report before voting. The board recommends you vote “FOR” each director and Proposals 2 and 3.

Proposal 1 – Election of 11 directors

Who are the directors of The Allstate Corporation?

The Allstate Corporation has 11 nominees for election as directors at the 2022 annual meeting. Ten of the directors are independent from Allstate, which means they are not Allstate employees and have no relationships with the company that would create a conflict of interest that would impair independence. Tom Wilson, chair, president, and CEO, is the only Allstate employee on the board. For more information, see the biographies of the board members, beginning on page 20 of the 2022 proxy statement.

Why do we vote to elect our board of directors every year?

Allstate’s practice of electing each director every year is considered good governance, as it allows stockholders the opportunity to vote on each director’s continued service annually.

What is the vote standard required to elect an Allstate director?

Each Allstate director must receive a majority of affirmative or “for” votes out of the votes cast. Some companies apply a plurality vote standard, which means a director can be elected by less than a majority of votes cast.

Proposal 2 – Say-on-pay – advisory vote to approve the compensation of the named executives

Why do stockholders get to vote on executive compensation?

The Dodd-Frank Act required public companies to provide stockholders with the opportunity to cast an advisory vote on the company’s executive compensation program for named executive officers. The vote is nonbinding, but it gives stockholders an opportunity to voice any concerns about a company’s executive compensation program. Allstate’s compensation and human capital committee (a committee of the board) takes the stockholder vote into consideration when it conducts its annual review of the compensation program.

How does the board of directors determine executive compensation?

The compensation and human capital committee of the board of directors works with an independent compensation consultant to design an executive compensation program that aligns compensation with the company’s strategic and operational business goals. In designing such a program, the committee examines market pay and practices at a group of peer companies and uses the 50th percentile of this peer group as a guideline in setting target direct compensation. To read more about this, see the 2022 proxy statement.

Proposal 3 – Ratification of auditors – ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2022

Why do we vote to ratify the auditors?

The audit committee of the board of directors annually appoints an independent registered public accounting firm. Stockholders are asked to ratify the appointment. If the appointment is not ratified by stockholders, the committee may reconsider which accounting firm to appoint. The proxy statement contains details on the fees paid to Deloitte & Touche LLP for 2021 and 2020.